SUPPLEMENTAL LEASE AGREEMENT


This Supplemental Lease Agreement is made and entered into this 9th day of February, 2001 by and between:


                                Landlord
                         POLLOCK REALTY CORPORATION
                     c/o TIG Real Estate Services, Inc.
                            P. O. Box 802047
                         Dallas, Texas 75380-2047

                                  and

                                Tenant
                      Access Pharmaceuticals, Inc.
                  2600 Stemmons Freeway, Suite 164-176
                       Dallas, Texas 75207-2107

This Supplemental Lease Agreement shall modify the original Lease Agreement between Pollock Realty Corporation (Landlord), and Access Pharmaceuticals, Inc. (Tenant) dated on or about July 25, 1996 in which certain real estate and premises therein described and situated in the County of Dallas, City of Dallas and the State of Texas were demised and leased by Landlord and Tenant.

It is the sole intent of this Supplemental Lease Agreement to modify the Original Lease Agreement by the following provisions:

1. Landlord and Tenant hereby agree that effective March 15, 2001 The Premises shall include Suites 164-176 and the rentable square footage contained in the Premises is deemed to be 11,684 net rentable square feet and the rentable square footage of the Building is deemed to be 39,733 net rentable square feet and Tenant's proportionate share of the Building is 29.41%

2. Beginning on the March 15, 2001 the monthly base rental as referenced in Paragraph 2.A. of the original Lease Agreement shall be as follows:


                   Dates           Base Rent
              ---------------     -----------
              3/15/01-3/31/01      $5,312.77
               4/1/01-3/31/02      $9,687.98
               4/1/02-3/31/03      $9,785.35
               4/1/03-3/31/04      $9,882.72
               4/1/04-3/31/05      $9,980.08
               4/1/05-3/31/06     $10,077.45

3. Landlord, at its sole cost and expense, will replace the 3-ton HVAC unit serving the conference room in Suite 176.

4. Landlord will provide $40,000.00 for the construction of the improvements to the Premises. All improvements shall be performed according to Landlord's specifications and shall include all costs for architecture/space planning.

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5.  It is agreed and understood that if Tenant is not in default of any of the terms, covenants and conditions hereof and Tenant has not assigned this Lease or sublet the Premises (or part thereof), Tenant shall have the option to terminate this Supplemental Lease Agreement according to the dates and terms set forth below. Such termination is conditioned upon Tenant's providing prior notice to Landlord through registered or certified mail and upon the payment schedule as follows to Landlord:

* Effective 4/1/03= $60,000.00 plus all unamortized tenant improvements and all unamortized commissions ($44,772.00)

* Effective 4/1/04= $50,000.00 plus all unamortized tenant improvements and all unamortized commissions ($29,850.00)

* Effective 4/1/05= $40,000.00 plus all unamortized tenant improvements and all unamortized commissions ($14,925.00)

The above payment will serve as a termination fee at this time of notice to Landlord. Notice of Tenant's intention to terminate this Lease Agreement and payment of termination fee must be received by Landlord in writing not less than one hundred eighty (180) days prior to the to the effective date of termination. Said date of termination would be effective as if thedate had been the original termination date under this Lease Agreement. Accordingly, Tenant shall be liable and responsible for its obligation and liabilities under the Lease Agreement, which include but are not limited to, excess tax assessments. In the event Tenant fails to deliver such notice of termination and payment of termination fee within the time period set forth above, this Lease shall remain in full force and effect.

6. If during the term of this Lease, any of the immediately adjacent Premises as described or indicated in Exhibit A attached hereto (hereinafter referred to as the "Adjacent Premises"), shall become available for lease to third parties, and provided that Tenant is not in default hereunder and has not assigned this Lease or sublet the Premises (or part hereof), Tenant shall have the first right and option to lease the Adjacent Premises subject to the rights of other Tenants in the Building. When the Adjacent Premises becomes available, Landlord shall first offer in writing any such Adjacent Premises to Tenant upon the terms and conditions as would be offered by Landlord to third parties. If within ten (10) days after Landlord delivers Tenant such written offer, Landlord does not receive notice in writing that Tenant elects to lease the Adjacent Premises and within twenty (20) days thereafter Tenant does not execute an expansion agreement acceptable to Landlord then Tenant's right to lease the Adjacent Premises shall be waived and tenant shall have no further rights pursuant to this Paragraph 5.

7. Landlord and Tenant represent each to the other that it has full right and authority to enter into this Supplemental Lease Agreement.

Except as expressly provided herein all of the other terms and conditions of the Lease shall remain in effect and unchanged.

SIGNED BY LANDLORD, this 9th day of February, 2001.

POLLOCK REALTY CORPORATION

BY:            /S/  RICHARD R. POLLOCK
               -------------------------
PRINTED NAME:  RICHARD R. POLLOCK
TITLE:         COUNSEL

ADDRESS:       C/O TIG REAL ESTATE SERVICES, INC.
               P. O. BOX 802047
               DALLAS, TEXAS 75380-2047
PHONE:         972-661-0232
FAX:           972-661-0235


SIGNED BY TENANT, this 9th day of February, 2001.

ACCESS PHARMACEUTICALS, INC.

BY:            /S/  KERRY P. GRAY
               -------------------
PRINTED NAME:  KERRY P. GRAY
TITLE:         PRESIDENT AND CEO

ADDRESS:       2600 STEMMONS FREEWAY
               SUITE 176
               DALLAS, TEXAS 75207
PHONE:         214-905-5100
FAX:           214-905-5101

                               EXHIBIT A
                           ADJACENT PREMISES




                         2600 Stemmons Freeway
                               Site Plan